Exhibit 99.01

INVESTVIEW PAYS PREFERRED QUARTERLY DIVIDEND AND CLOSES PERPETUAL PREFERRED OFFERING

Eatontown, New Jersey. August 16th, 2021 – Investview, Inc. (OTCQB: INVU) paid the quarterly dividend to Preferred Shareholders of eighty-one cents ($.81) per share on July 15th, 2021, to all holders of preferred shares as shown on the transfer records of the Corporation at the close of business June 30th, 2021.

Holders of Investview Preferred Shares receive an annual dividend yield of 13% as described in their Perpetual Preferred Unit Offering. The 13% annual dividend for the first three years is escrowed from the $25 Preferred Share price.

Investview Inc. officially closed the Perpetual Preferred Unit Offering on June 22nd, 2021; at that time Investview, Inc. sold 252,192 Units. The Company is now in the process of applying for a symbol for the Preferred Shares.

About Investview, Inc.

Investview, Inc. is a diversified financial technology organization that operates through its subsidiaries, to provide financial products and services to individuals, accredited investors and select financial institutions. For more information on Investview and all of its wholly-owned subsidiaries, please visit: www.investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements.” When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events, except as required by federal securities law.

Investview Public Relations

Contact: Arthur Rome

Phone Number: 732.889.4308

Email: pr@investview.com